                              LEASE AMENDMENT ONE

                            (EXPANSION OF PREMISES)

     THIS AMENDMENT ONE ("AMENDMENT") is made and entered as of the 4th day of March, 1997, by and between TOWN CENTER DELAWARE, INC., a Delaware corporation ("LANDLORD"), and ELTRAX SYSTEMS, INC., a Minnesota corporation ("TENANT").

     A. Landlord's predecessor in interest, PMTC Limited Partnership, and Tenant have heretofore entered into that certain Town Center Office Lease dated as of May 20, 1996, for premises described as Suite 690 (the "PREMISES"), initially containing approximately 1,095 rentable square feet in the property (the "PROPERTY") known as 2000 Town Center located at 2000 Town Center, Southfield Michigan (collectively, the "LEASE").

     B. Tenant has requested that additional space currently known as Suite 682 (the "EXPANSION PREMISES"), located on the sixth floor of the Property and consisting of approximately 1,092 rentable square feet for purposes hereof, be added to the Premises, and Landlord is willing to grant the same, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree that the Lease shall be, and hereby is, modified as follows:

     I. MODIFICATIONS TO LEASE SCHEDULE. Commencing on the Expansion Date set forth below (or such other date for any particular Item specifically set forth herein), the Schedule set forth on the first page of the Lease shall be modified with respect to the following items (such modifications to the Schedule are hereinafter referred to as the "REVISED SCHEDULE"):

                               REVISED SCHEDULE

          2.   Rentable Square Feet of Premises:  2,187

          4.   Base Rent:

                      Period                  Monthly          Annually
                --------------------         ---------        ----------
                06/01/97 to 05/31/98         $2,004.25        $24,051.00
                06/01/98 to 05/31/99         $2,049.81        $24,597.72
                06/01/99 to 05/31/00         $2,094.56        $25,134.72
                06/01/00 to 05/31/01         $2,140.94        $25,691.28

          5.   Tenant's Share:               0.421%

          6.   Security Deposit              $3,550.00 (Tenant shall pay an
                                             additional amount of $1,998.75 upon

                                             Tenant's execution of this
                                             Amendment)

          7.   Broker(s)                     Premisys Real Estate Services, Inc.

          8.   Expansion Date                June 1, 1997, subject to the
                                             provisions below

          13.  Exhibits                      EXHIBIT A hereto shall replace
                                             EXHIBIT A attached to the Lease

                                             EXHIBIT B (Construction Workletter)
                                             attached to the Lease shall not be
                                             applicable to the Expansion
                                             Premises and is hereby deleted

     The foregoing provisions are intended to supplement, and supersede in cases of inconsistency, the corresponding provisions of the Lease, and shall be interpreted and applied in accordance with the other provisions of this Amendment and the Lease. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

     II.  OTHER LEASE MODIFICATIONS.  The parties hereby agree as follows:

          1.   Section 28 (Termination Option) of the Lease is hereby deleted.

     III. EXPANSION. Commencing on the Expansion Date set forth above (but subject to adjustment as provided herein), the Expansion Premises described above shall be added to and shall become a part of the Premises, subject to the terms and conditions set forth herein.

     IV. PRORATIONS. If the Expansion Date occurs other than on the beginning of the applicable payment period under the Lease, Tenant's obligations for Base Rent, Taxes, Expenses and other such charges shall be prorated on a per diem basis.

     V. POSSESSION AND CONDITION OF EXPANSION PREMISES. Tenant has inspected the Expansion Premises and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, or any allowance therefor. Any construction, alterations or improvements made to the Expansion Premises by Tenant shall be subject to Landlord's prior written approval including without limitation, approval of the plans, specifications, contractors and subcontractors therefor, and all applicable terms and conditions of the Lease relating to construction, alterations or improvements of the Premises, and such other reasonable requirements or conditions as Landlord may impose. During any period that Tenant shall be permitted to enter the Expansion Premises prior to the Expansion Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease, except that the Base Rent and Tenant's Share under the Revised Schedule shall not apply. If Tenant shall be permitted to enter the Expansion Premises prior to the Expansion Date for the purpose of occupying the same, the Revised Schedule shall commence on such date; if Tenant shall commence occupying only a portion of the Expansion Premises prior to the Expansion Date, such rent and charges shall be prorated based on the number of rentable square feet occupied by Tenant.

     VI. DELAYS. The Expansion Date shall be delayed and the Base Rent and Tenant's Share under the Revised Schedule shall be postponed (and Tenant shall continue paying in accordance with the original Schedule) to the extent that Landlord fails to deliver possession of the Expansion Premises for any reason, including but not limited to holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to such failure. If Landlord so fails for a ninety (90) day initial grace period, or such additional time as may be necessary due to acts or omissions of Tenant, its contractors, agents or employees, or other causes beyond Landlord's reasonable control, Tenant shall have the right to terminate this Amendment by written notice to Landlord within ten (10) days thereafter unless Landlord delivers possession within ten (10) days after receiving Tenant's notice. Any such delay in the Expansion Date shall not subject Landlord to any liability for any loss or damage resulting therefrom, and Tenant's sole remedy with respect thereto shall be the abatement of Base Rent and Tenant's Share under the Revised Schedule and right to terminate this Amendment described above. If the Expansion Date is delayed, the Expiration Date under the Lease shall not be similarly extended (unless Landlord so elects in writing). TENANT HEREBY ACKNOWLEDGES THAT LANDLORD WILL NEED TO GIVE 60 DAYS' NOTICE OF TERMINATION TO THE EXISTING TENANT OF THE EXPANSION PREMISES, AND THAT LANDLORD WILL NOT GIVE SUCH NOTICE UNTIL THIS AMENDMENT IS SIGNED AND DELIVERED BY BOTH PARTIES.

     VII. OTHER TERMS. On the Expansion Date, the Expansion Premises shall be added to the Premises under the Lease, and all terms and conditions then or thereafter in effect under the Lease shall apply to the Expansion Premises, except as otherwise expressly provided to the contrary herein. Notwithstanding the foregoing to the contrary, this Amendment is intended to supersede any rights of Tenant under the Lease to expand or relocate the Premises, or terminate the Lease early, and all such provisions are hereby deleted. In addition, any rights of Tenant under the Lease to extend the term shall with respect to the Expansion Premises shall be subordinate to, and limited by, any rights of any other parties to lease the Expansion Premises granted prior to full execution and delivery of this Amendment.

     VIII.CONFIDENTIALITY. Tenant shall keep the content and all copies of this document and the Lease, all related documents or agreements now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, with respect to any party other than Tenant's financial or legal advisors to the extent that they need such information to advise Tenant (and Tenant shall obligate any such other parties to whom disclosure is permitted to honor the confidentiality provisions hereof), except as may be required by Law or court proceedings.

     IX. REAL ESTATE BROKERS. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment other than the broker(s), if any, set forth above (whom Landlord shall pay pursuant to separate written agreement(s), if any), and agrees to indemnify and hold Landlord, and it employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     X. CONSENT. This Amendment is subject to and conditioned upon, any required consent or approval being granted without any fee, charge or condition that is unacceptable to Landlord, by Landlord's mortgagees, ground lessors or partners. If any such consents shall be denied or granted subject to the payment of unacceptable fees, charges or conditions, the Lease shall remain in full force and effect, without the modifications provided herein.

     XI. OFFER. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant's execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of forty-five (45) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon and permit Tenant to enter the Expansion Premises, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     XII. WHOLE AMENDMENT. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written


                      [This Space Left Intentionally Blank]
representations or agreements. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control.

     IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                   LANDLORD:
                                   --------

                                   TOWN CENTER DELAWARE, INC., a Delaware
                                   corporation


                                   By:  /s/  Thomas Lee
                                      ---------------------------------
                                   Name:     Thomas Lee
                                         ------------------------------
                                   Title:    Authorized Signatory
                                         ------------------------------


                                   By:  /s/  Tia S. Miyamoto
                                      ---------------------------------
                                   Name:     Tia S. Myamoto
                                        -------------------------------
                                   Title:    Authorized Signatory
                                        -------------------------------


                                   TENANT:
                                   ------

                                   ELTRAX SYSTEMS, INC., a Minnesota corporation


                                   By:  /s/  Clunet R. Lewis
                                      ---------------------------------
                                   Name:     Clunet R. Lewis
                                        -------------------------------
                                   Title:    Chief Financial Officer
                                        -------------------------------